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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 2 to Registration Statement No. 333-135809 on Form S-1 of Globalstar, Inc. of our report dated May 15, 2006 on the consolidated financial statements of Globalstar, Inc. as of and for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

/s/ Crowe Chizek and Company LLP

Oak Brook, Illinois
September 12, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM